   As filed with the Securities and Exchange Commission on March 7, 1997
                                                Registration No. 333-______


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                 ________________________________________
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                 ________________________________________
                   AMERICAN POWER CONVERSION CORPORATION
          (Exact name of Registrant as specified in its charter)
        Massachusetts                             04-2722013
 (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification Number)

                           132 Fairgrounds Road
                    West Kingston, Rhode Island  02892
                              (401) 789-5735
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)
                 ________________________________________
                          Rodger B. Dowdell, Jr.
                   President and Chief Executive Officer
                           132 Fairgrounds Road
                    West Kingston, Rhode Island  02892
                              (401) 789-5735
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                 ________________________________________
                                COPIES TO:
                       William B. Simmons, Jr., ESQ.
                      Testa, Hurwitz & Thibeault, LLP
                    High Street Tower, 125 High Street
                       Boston, Massachusetts  02110
                              (617) 248-7000
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]
                 ________________________________________
                      CALCULATION OF REGISTRATION FEE
   Title of    Amount to be      Proposed       Proposed      Amount of
 Shares to be   registered       maximum         maximum     registration
  registered                  offering price    aggregate       fee(2)
                               per share(1)     offering
                                                price(1)
Common Stock,
$.01
par value         480,144        $19.375       $9,302,790     $2,819.03
                  shares

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock reported on the Nasdaq National Market on March 5, 1997.
                 ________________________________________
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          _______________________


                                PROSPECTUS

                              480,144 SHARES

                   AMERICAN POWER CONVERSION CORPORATION

                               COMMON STOCK
                          _______________________

      This Prospectus relates to the sale of up to an aggregate of 480,144 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of American Power Conversion Corporation, a Massachusetts corporation ("APC" or the "Company"), by certain stockholders of the Company (collectively, the "Selling Stockholders"). The Selling Stockholders may sell the Shares from time to time at market prices prevailing at the time of sale or at prices otherwise negotiated. The Selling Stockholders and certain persons who purchase shares from them including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."
      The Company will not receive any of the proceeds from the sale of the Shares. The Company is responsible for the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commissions or other similar charges incurred in the sale of the Shares.
      The Company's Common Stock is listed on the Nasdaq National Market under the symbol "APCC." The last reported sale price for the Common Stock on March 6, 1997 was $19.625 per share, as reported by the Nasdaq National Market.
                              _______________
AN INVESTMENT IN THESE SECURITIES INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                              _______________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _______________
     The date of this Prospectus is                            , 1997.

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov." The Common Stock of the Company is listed on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

      The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Donald M. Muir, American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, telephone number (401) 789-5735.


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference (File No. 333-_______):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Amendment
          No. 1 on Form 10-K/A filed on April 30, 1996.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on August 29, 1988.

      All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           THE COMPANY


                       RECENT DEVELOPMENTS

      Systems Enhancement Corporation Acquisition. On February 14, 1997, the Company acquired all of the outstanding shares of
capital   stock  of  Systems  Enhancement  Corporation  ("Systems
Enhancement"), a Missouri corporation, (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization dated as of February 14, 1997 (the "Merger Agreement"), among the Company, Blue Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Systems Enhancement and the six stockholders of Systems Enhancement. The Merger was accomplished through an exchange of 480,144 shares of the Company's Common Stock for all outstanding shares of capital stock of Systems Enhancement. The Merger has been accounted for as a pooling-of-interests. The purchase price and terms of the transaction were determined in arms-length negotiations. Systems Enhancement is a developer of network power management products.

      The Selling Stockholders represented to the Company, in connection with the completion of the Merger, that such Selling Stockholder was acquiring the Shares from the Company without any present intention of effecting a distribution of those Shares. In recognition of the fact, however, that investors may want to be able to sell their shares when they consider appropriate, the Company agreed to file with the Commission a registration statement on Form S-3 (of which this Prospectus is a part) to permit the public sale of the Shares by the Selling Stockholders from time to time and to use reasonable commercial efforts to keep the registration statement effective until the earlier of the sale of the Shares pursuant to the Registration Statement or February 14, 1999 (being the second anniversary of the effective date of the Merger). The Company will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective until the earlier of the sale of all Shares pursuant to the registration statement or until February 14, 1999. Notwithstanding the foregoing, each of the Selling Stockholders have entered into an Affiliate Agreement pursuant to which such Selling Stockholder has agreed not to sell any of the Shares until such time as results covering at least 30 days of combined operations of the Company and Systems Enhancement have been published by the Company, in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement (including a press release) which includes the combined results of operations.

                          RISK FACTORS

      In addition to the other information presented in this Prospectus and the information incorporated in this Prospectus by reference, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby.

     Fluctuations in Revenue and Operating Results. The Company's quarterly operating results may fluctuate as a result of a number of factors, including the growth rates in the UPS industry and related industries; timing of orders from, and shipments to, customers; the timing of new product introductions and the market acceptance of those products; increased competition; changes in manufacturing costs; changes in the mix of product sales; inventory risks due to shifts in market demand; component constraints and shortages; risks of nonpayment of accounts receivable; expansion of manufacturing capacity; factors associated with international operations; and changes in world economic conditions.

     Management of Growth. The Company has experienced, and is currently experiencing, a period of rapid growth which has placed, and could continue to place, a significant strain on the resources of the Company. In order to support the growth of its business, the Company plans to significantly expand its level of operations during 1997. If the Company's management is unable to manage growth effectively, the Company's operating results could be adversely affected.

     Competition. The Company believes it is one of five global companies providing a full range of UPS products and services in the 0 to 5kva market. The UPS industry, however, is highly competitive on both a worldwide basis and a regional geographic
basis.   The Company competes, and will continue to compete, with
several U.S. and foreign firms with respect to UPS products, both on a worldwide basis and in various geographical regions, and within individual UPS product and application niches. The Company expects competition to increase in the future from existing competitors and a number of companies which may enter the Company's existing or future markets. Increased competition could adversely affect the Company's revenue and profitability through price reductions and loss of market share. The principal competitive factors in the UPS industry are product performance and quality, marketing and access to distribution channels, customer services, product design and price. Some of the Company's current and potential competitors have substantially greater financial, technical, sales and marketing resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

     Technological Change; New Product Delays; Risks of Product Defects. The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Current competitors or new market entrants may develop new products with features that could adversely affect the competitive position of the Company's products. There can be no assurance that the Company will be successful in selecting, developing, manufacturing and marketing new products or enhancing its existing products or that the Company will be able to respond effectively to technological changes, new standards or product announcements by competitors. The timely availability of new products and enhancements, and their acceptance by customers are important to the future success of the Company. Delays in such availability or a lack of market acceptance could have an adverse affect on the Company.
Although the Company has not experienced material adverse effects resulting from product defects, there can be no assurance that, despite testing internally or by current or potential customers, defects will not be found in products, resulting in loss or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

     Dependence on Key Employees. The Company's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing, research and development and manufacturing personnel, many of whom would be difficult to replace. The Company does not have employment contracts with most of its key personnel. The Company believes that its future success will depend in large part upon its ability to attract and retain highly-skilled hardware and software engineers, and management, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial condition.

     Foreign Operations; Risk of Currency Fluctuations.

     The Company manufactures and markets its products worldwide through several foreign subsidiaries and independent agents. The Company's worldwide operations are subject to the risks normally associated with foreign operations including, but not limited to, the disruption of markets, changes in export or import laws, restrictions on currency exchanges, potentially negative tax consequences and the modification or introduction of other governmental policies with potentially adverse effects.

     International sales (sales to customers outside the United States, both direct and indirect) accounted for approximately 41.7%, 39.7% and 35.5% of the Company's net sales in 1996, 1995 and 1994, respectively. The Company anticipates that international sales will continue to account for a significant portion of revenue. During 1994, the Company began invoicing its customers in Great Britain, France and Germany in their respective local currencies and during the second quarter of 1996 began invoicing its customers in Japan in Yen. To date, the Company does not utilize any rate protection agreements or derivative agreements to hedge any foreign exchange exposure. Accordingly, the Company may be exposed to exchange losses based upon currency exchange rate fluctuations, which losses could have a materially adverse effect on the Company's operating results.

     Dependence on Sole Source Suppliers. Some components of the Company's products are currently obtained from single sources. There can be no assurance that in the future the Company's suppliers will be able to meet the Company's demand for components in a timely and cost-effective manner. The Company generally purchases these single or limited source components pursuant to purchase orders and has no guaranteed supply arrangements with the suppliers. In addition, the availability of many of these components to the Company is dependent in part on the ability of the Company to provide the suppliers with accurate forecasts of future requirements. The Company has generally been able to obtain adequate supplies of parts and components in a timely manner from existing sources. The Company's operating results and customer relationships could be adversely affected by either an increase in prices for, or an interruption or reduction in supply of, any key components.

     Uncertainties Regarding Patents and Protection of Proprietary Technology. The Company's success will depend, to a large extent, on its ability to protect its proprietary technology. The Company relies on a combination of contractual rights, trade secrets and copyrights to protect its proprietary rights. Although the Company may apply for patents in the future, there can be no assurance that the Company's intellectual property protection will be sufficient to prevent competitors from developing similar technology. Moreover, in the absence of patent protection, the Company's business may be adversely affected by competitors that independently develop functionally equivalent technology. The Company attempts to ensure that its products and processes do not infringe patents and other proprietary rights, but there can be no assurance that such infringement may not be alleged by third parties in the future. If infringement is alleged, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all, or that the Company would prevail in any such challenge.

     Integration of Acquired Businesses. The Company consummated its acquisition of Systems Enhancement in February 1997. Systems Enhancement currently operates as a wholly-owned subsidiary of
the Company.   The Company has limited experience in integrating
acquired companies or technologies into its operations. The Company may from time to time pursue the acquisition of other companies, assets, products or technologies. There can be no assurance that products, technologies, distribution channels, key personnel and businesses of Systems Enhancement or any other acquired companies will be successfully integrated into the Company's business or product offerings, or that such integration will not adversely affect the Company's business, financial condition or results of operations. There can be no assurance that any acquired companies, assets, products or technologies will contribute significantly to the Company's sales or earnings, that the sales and earnings from acquired businesses will not be adversely affected by the integration process or other factors. If the Company is not successful in the integration of such acquired businesses, there could be an adverse impact on the financial results of the Company. There can be no assurance that the Company will continue to be able to identify and consummate suitable acquisition transactions in the future.

     Possible Volatility of Stock Price. The market price of the Company's Common Stock has been, and may continue to be, extremely volatile. The trading price of the Company's Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by analysts, announcements of technological innovations or new products by the Company or its competitors, challenges associated with integration of businesses and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many high technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                      SELLING STOCKHOLDERS

     The following table sets forth certain information regarding ownership of the Common Stock of APC as of February 14, 1997 and the number of Shares that may be offered for the account of the Selling Stockholders or their transferees, distributees, pledgees, donees or other successors in interest from time to time. All of the shares offered hereby were acquired in connection with the APC acquisition of Systems Enhancement. See "Plan of Distribution."

                              Common Stock    Shares     Common Stock
                              Owned Prior   to be Sold   Owned After
                                 to the       in the         the
   Selling Stockholder          Offering    Offering(1)  Offering(2)

   Rollie R. Johnson          86,426       86,426             *
   Richard J. Johnson         86,426       86,426             *
   Robert J. Johnson          86,426       86,426             *
   James R. Johnson           86,426       86,426             *
   Patrick R. Johnson         86,426       86,426             *
   Jacqueline A. Rigman       48,014       48,014             *

   TOTAL                      480,144      480,144

   -------------------------
   *See Footnote 2 below

       (1) Assumes that all of the Shares owned by each Selling Stockholder and offered under this Prospectus are sold during the distribution period.
       (2) Because the Selling Stockholders or their transferees, distributees, pledges, donees or other successors in interest may sell all or any part of their Shares pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held by each Selling Stockholder upon termination of this offering. However, prior to the offering each Selling Stockholder held less than one percent (1%) of APC's outstanding shares of Common Stock, based on shares of Common Stock outstanding as of February 14, 1997.

                      PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Stockholders acting as principals for their own account. The Company is responsible for the expenses incurred in connection with the registration of the Shares. The Company will receive none of the proceeds from this offering. The Selling Stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, and, in the event that any offering is made by the Selling Stockholders through underwriters, to agree to indemnify such underwriters for such liabilities.

     The distribution of the Shares by the Selling Stockholders is not currently subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or their transferees, distributees, pledgees, donees, or other successors in interest from time to time. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions; and (e) through other means. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or the participating brokers or dealers and the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation.

      Any shares covered by the Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares at less than the market prices may depress the market price of the Company's Common Stock. During the effective time of this Prospectus, the Selling Stockholders have agreed to potential restrictions on resale if notified by the Company of a potential material event that could have a material effect on the Company's business and financial condition, a period commencing upon such notice and ending upon notice by the Company that such potential material event either has been disclosed to the public or no longer constitutes a potential material event. The Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

     Boston EquiServe L.P., 150 Royall Street, Canton,
Massachusetts 02021, is the transfer agent for the Company's
Common Stock.

                          LEGAL MATTERS

      Certain legal matters with respect to the issuance of the Shares are being passed upon for the Company by Testa, Hurwitz &
Thibeault, LLP, Boston, Massachusetts.


                             EXPERTS



     The consolidated balance sheets of American Power Conversion Corporation as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1995 included in the Company's Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

No person has been authorized                   480,144 Shares
to give any information or to
make any representation other
than those contained in this
Prospectus and, if given or
made, such information or
representation must not be                AMERICAN POWER CONVERSION
relied upon as having been                       CORPORATION
authorized by the Company, any
Selling Stockholder or any
other person.  This Prospectus
does not constitute an offer
to sell or a solicitation of
an offer in any jurisdiction
in which such offer or                           COMMON STOCK
solicitation would be unlawful
or to any person to whom it is
unlawful.  Neither the
delivery of this Prospectus
nor any sale made hereunder
shall, under any
circumstances, create an
implication that there has
been no change in the affairs
of the Company or that
information contained herein
is correct as of any time
subsequent to this date
hereof.

         ___________                              __________

      TABLE OF CONTENTS                           PROSPECTUS
                               Page               __________
Available Information
Incorporation of Certain
 Information by Reference
The Company
Recent Developments
Risk Factors
Use of Proceeds
Selling Stockholders
Plan of Distribution                           __________, 1997
Legal Matters
Experts

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common
Stock offered hereby are as follows:

   SEC Registration Fee                     $ 2,819.03
   Nasdaq Filing Fee                          9,602.88
   Legal fees and expenses                   20,000.00
   Accounting fees and expenses              20,000.00
   Blue Sky fees and expenses (including
     legal fees)                              2,000.00
   Printing Fees                              5,000.00

   Total                                    $59,421.91

   The Company will bear all expenses shown above.

Item 15.  Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Reference is made to the Company's By-laws filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-17126).

     The Company maintains director and officers liability insurance for the benefit of its directors and officers.

Item 16.  Exhibits.

     4.01 Articles of Organization of the Company, as amended (filed as Exhibit 3.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-12432) and incorporated herein by reference)
     4.02 By-laws of the Company (filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-17126) and incorporated herein by reference)
     5.01 Opinion of Testa, Hurwitz & Thibeault, LLP
    23.01 Consent of KPMG Peat Marwick LLP
    23.02 Consent of Testa, Hurwitz & Thibeault, LLP (included in
          Exhibit 5.01)
    24.01 Power of Attorney (included as part of the signature page to this Registration Statement)

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

          (i)  to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration
          Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Kingston, Rhode Island on March 7, 1997.

                                AMERICAN POWER CONVERSION CORPORATION


                                By: /s/ Rodger B. Dowdell, Jr.
                                     Rodger B. Dowdell, Jr.
                                     President and Chief Executive Officer


                POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title(s)                    Date

/s/ Rodger B. Dowdell, Jr. President, Chief Executive  March 7, 1997
                           Officer and Chairman of
 Rodger B. Dowdell, Jr.    the Board of Directors
                           (Principal Executive
                           Officer)
/s/ Donald M. Muir         Chief Financial Officer     March 7, 1997
 Donald M. Muir            (Principal Financial and
                           Accounting Officer)

/s/ Emanuel E. Landsman    Vice President, Clerk and   March 7, 1997
 Emanuel E. Landsman       Director



/s/ Neil E. Rasmussen      Vice President and          March 7, 1997
Neil E. Rasmussen          Director

/s/ Ervin F. Lyons         Director                    March 7, 1997
Ervin F. Lyons


/s/ James D. Gerson        Director                    March 7,1997
 James D. Gerson

                          EXHIBIT INDEX

Exhibit     Description of Exhibit
No.

4.01 Articles of Organization of the Company, as amended (filed as Exhibit 3.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-12432) and incorporated herein by reference)
4.02 By-laws of the Company (filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-17126) and incorporated herein by reference)
5.01        Opinion of Testa, Hurwitz & Thibeault, LLP
23.01       Consent of KPMG Peat Marwick LLP
23.02       Consent of Testa, Hurwitz & Thibeault, LLP (included in
            Exhibit 5.01)
24.01 Power of Attorney (included as part of the signature page to this Registration Statement)

                                                  Exhibit 5.01





                                   March 7, 1997




American Power Conversion Corporation
132 Fairgrounds Road
West Kingston, Rhode Island  02892

     Re:  S-3 Registration Statement

Ladies and Gentlemen:

      We are counsel to American Power Conversion Corporation, a Massachusetts corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 480,144 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), being sold by certain stockholders of the Company.

      We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.

      We  hereby  consent  to  the  filing  of  this  opinion  as
Exhibit 5.01 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration
Statement under the caption "Legal Matters."

                                   Very truly yours,

                                   /s/   Testa, Hurwitz & Thibeault, LLP


                                   TESTA,  HURWITZ & THIBEAULT, LLP

                                                    Exhibit 23.01

                      ACCOUNTANTS' CONSENT



The Board of Directors
American Power Conversion Corporation:

We consent to incorporation by reference in this Registration Statement on Form S-3 of American Power Conversion Corporation of our reports dated February 14, 1996, relating to the consolidated balance sheets of American Power Conversion Corporation as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, which reports appear in the 1995 annual report on Form 10-K of American Power Conversion Corporation, and to the reference to our firm under the heading "Experts" in the Registration Statement.


                              (signed) KPMG Peat Marwick LLP

Providence, Rhode Island
March 6, 1997